UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2013

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois 60062

(Address of Principal Executive Offices) (Zip Code)

(847) 400-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 6, 2013, Nanosphere, Inc. (the “Company”) entered into a $22 million Loan and Security Agreement with Silicon Valley Bank and Oxford Finance LLC (together, the “Lenders”) and Oxford Finance LLC as “Collateral Agent” for the loan (the “Loan Agreement”). The Company drew down $12 million of the facility on May 6, 2013 evidenced by secured promissory notes (the “Notes”) executed by the Company, and the remaining $10 million can be drawn upon achievement of certain conditions. Under the Loan Agreement, the Company will repay interest only on a monthly basis for the first 12 months and thereafter the Company will repay the principal and interest on a monthly basis for 36 months through the maturity date. If the second tranche is taken by the Company, the Company has the option to extend the interest only period on the first tranche to 24 months followed by the 36 months of principal and interest amortization period.

The term of the first tranche is four years and extends to five years if the second tranche is drawn. The term of the second tranche, if received, will be four years from the date received. Interest on the initial tranche is fixed at 9.25% per annum and interest on the second tranche, if drawn, will be a fixed rate determined based on the London Inter-Bank Offered Rate (“LIBOR”) plus a spread, but in no event less than 9.25% per annum. The facility fee for the initial tranche was $120,000 with another $100,000 due upon the earlier of the funding of the second tranche or the maturity, acceleration or prepayment of the initial tranche. The loans are secured by substantially all of the assets of the Company. The second tranche may be drawn between December 1, 2013 and April 30, 2014 and is contingent on the Company meeting certain financial goals and other conditions. The Loan Agreement contains customary events of default, including among others, nonpayment of principal, interest, fees or other amounts; material inaccuracy of representations; violation of covenants; and certain bankruptcy events. If an event of default occurs under the Loan Agreement, the entire outstanding balance under the Loan Agreement may become immediately due and payable.

The Loan Agreement and the Notes are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

In connection with drawing down the first tranche of the Loan Agreement and as partial consideration for the issuance of the loan thereunder, the Company issued warrants to Silicon Valley Bank and Oxford Finance LLC to acquire 136,019 shares of common stock, par value $0.01 (“Common Stock”) with an exercise price of $2.6467 (the average closing price of the Common Stock for the three days prior to the execution of the Loan Agreement) and an expiration date of May 6, 2020 (the “Warrants”). The Warrants can be settled in cash or in-kind at the holder’s option. The Warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended. The Warrants are filed as Exhibits 4.1, 4.2 and 4.3 hereto and incorporated herein by reference. If the Company draws the second tranche, the Company has agreed to issue additional warrants to the Lenders.

The foregoing is only a brief description of the material terms of the Loan Agreement and the Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Loan Agreement and the Warrants which are filed as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The statements in Item 1.01, above, describing the Loan Agreement are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The statements in Item 1.01, above, describing the Warrants are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to purchase common stock dated May 6, 2013 issued to Silicon Valley Bank.

4.2	Warrant to purchase common stock dated May 6, 2013 issued to Oxford Finance LLC.

4.3	Warrant to purchase common stock dated May 6, 2013 issued to Oxford Finance LLC.

10.1	Loan and Security Agreement dated as of May 6, 2013 among Oxford Finance LLC, as collateral agent, and Oxford Finance LLC and Silicon Valley Bank, as Lenders, and the Company.

10.2	Secured Promissory Note dated May 6, 2013 issued to Silicon Valley Bank.

10.3	Secured Promissory Note dated May 6, 2013 issued to Oxford Finance LLC.

10.4	Secured Promissory Note dated May 6, 2013 issued to Oxford Finance LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

Dated: May 7, 2013	By:	/s/ Roger Moody
Roger Moody Chief Financial Officer, Vice President of
Finance & Administration, Treasurer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant to purchase common stock dated May 6, 2013 issued to Silicon Valley Bank.

4.2	Warrant to purchase common stock dated May 6, 2013 issued to Oxford Finance LLC.

4.3	Warrant to purchase common stock dated May 6, 2013 issued to Oxford Finance LLC.

10.1	Loan and Security Agreement dated as of May 6, 2013 among Oxford Finance LLC, as collateral agent, and Oxford Finance LLC and Silicon Valley Bank, as Lenders, and the Company.

10.2	Secured Promissory Note dated May 6, 2013 issued to Silicon Valley Bank.

10.3	Secured Promissory Note dated May 6, 2013 issued to Oxford Finance LLC.

10.4	Secured Promissory Note dated May 6, 2013 issued to Oxford Finance LLC.